SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive  Additional Materials
[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


  ................Century HillCreste Apartment Investors, L.P................
                 (Name of registrant as specified in its charter)

 ................................................................................
     (Name of person(s) filing proxy statement if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:
              . . . . . . . . . Depository Units, each of which consists of one limited partnership interest.......
         2)   Aggregate number of securities to which transaction applies:
              . . . . . . . . . 7,258,000 Depository Units.........................................................
         3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
              (Set forth the amount on which the filing fee is calculated and state how it was determined):
              . . . . . . . . . N/A................................................................................
         4) Proposed maximum aggregate value of transaction:
              . . . . . . . . .    N/A.............................................................................
         5)   Total fee paid:
              . . . . . . . . . N/A................................................................................

[  ]  Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided  by  Exchange  Act
     Rule 0-11-(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
     2) Form, Schedule or Registration Statement No:
     3) Filing Party:
     4) Date Filed:

678600.8

                   CENTURY HILLCRESTE APARTMENT INVESTORS, L.P.
                             9090 Wilshire Boulevard
                         Beverly Hills, California 90211


                              ___________ __, 1998


To the Limited Partners:

National Partnership Investments Corp., a California corporation ("NAPICO"), one of the two general partners of Century HillCreste Apartment Investors, L.P. (the "Partnership"), is writing to recommend, and seek your consent to, (i) a proposed  sale (the  "Sale")  of the  Partnership's  315-unit  rental  apartment complex located in West Los Angeles, California ( the "Property") to a real estate investment trust (the "REIT") to be organized by Casden Properties, a California general partnership; and (ii) certain amendments to the Partnership's Agreement of limited Partnership necessary to permit such sale. Casden Properties and certain of its affiliates are referred to collectively herein as "Casden".

In evaluating the proposed Sale, the Limited Partners should note that:

     o Based upon a purchase price for the Property of $52,500,000, which is payable in cash, it is anticipated that the Partnership will make a distribution out of the proceeds of the Sale and the available cash of the Partnership of approximately $7.68 per depository unit, which amount is anticipated to be sufficient to pay any federal and state income taxes that would be due in connection with the Sale, assuming federal capital gains rates of 25% on long-term capital gain attributable to depreciation not recaptured as ordinary income and 20% on any remaining long-term capital gain on assets held more than 18 months, and an effective state capital gains rate of 5%. Each depository unit (a "Unit") is entitled to the beneficial interest of a limited partnership interest in the Partnership. The original cost per Unit was $10.00.

     o One of the Partnership's original investment objectives was to dispose of the Property within five to eleven years after completion of construction, although there was no assurance that such time period would be met. The Sale would allow the Partnership to meet this objective. Another principal objective was to provide quarterly cash distributions to Limited Partners. From January 1, 1989 through December 31, 1997, Limited Partners received aggregate cash distributions of $41,497,171.

     o Pursuant to the terms of the Amended and Restated Agreement of Limited Partnership, Casden Properties, which is an affiliate of NAPICO, has a right of first refusal to acquire the Property at the same price and terms as any third-party offer (the "Right of First Refusal"). A class action lawsuit challenging the enforceability of the Right of First Refusal was dismissed with prejudice by the court having jurisdiction over the lawsuit on November 25, 1997. NAPICO believes that the uncertainties resulting from that lawsuit as to the enforceability of the Right of First Refusal impaired the Partnership's ability to sell the Property at a fair price.

     o NAPICO believes that the terms of the proposed Sale are fair to the Limited Partners from a financial point of view. A number of Limited Partners have contacted NAPICO to indicate their

678600.8
         desire to liquidate the Partnership. In light of such discussions, as well as current conditions in the real estate and capital markets, NAPICO believes that it is in the best interests of the Limited Partners to effect a disposition of the Property in the near term. In addition, the proposed purchase price offered in connection with the Sale is significantly higher than any prior offer received by the Partnership to date.

     o Robert A. Stanger & Company, Inc., a recognized independent investment banking firm, has determined that, subject to the assumptions, limitations and qualifications contained in its opinion, the Purchase Price to be received by the Partnership for the Property in the Sale is fair from a financial point of view to the Limited Partners.

There are certain issues that the Limited Partners should consider in evaluating the proposed Sale, such as:

     o The Property has not been marketed for sale to third parties and the terms of the Sale have not been negotiated at arm's length. Five unsolicited third-party offers have been made for the Property, all of which have been for less than the offer made by the REIT. However, NAPICO has made no additional attempts to determine if other offers for the Property are available.

     o Casden is both an affiliate of NAPICO and the sponsor of the REIT and, as discussed in the enclosed materials, would receive substantial benefits as a result of the Sale and the successful formation and capitalization of the REIT that will not be available to Limited Partners.

     o By approving the Sale, Limited Partners will be relinquishing certain benefits of continued ownership of the Property, including the opportunity to benefit from future events and continuing distributions. It is possible that the value of the Property will increase in the future and that a prospective buyer would be willing to pay more for the Property at a later date.

     o The Sale and the liquidation of the Partnership will have a tax impact on Limited Partners. Limited Partners will recognize a gain from the Sale and the liquidation of the Partnership of approximately $1.46 per Unit. The gain recognized will be in addition to taxable income recognized from the Partnership through the date of the Sale.

The REIT is to be formed by combining a substantial portion of Casden's multi-family housing assets, which consist of real estate, businesses and property interests, with properties acquired from several Casdensponsored and/or managed partnerships and from third-party sellers. Casden will receive a significant ownership interest in the REIT in exchange for contributing substantially all of its multi-family housing assets to the REIT. The REIT proposes to acquire the Property for cash, which it plans to raise in connection with a private placement of its equity securities that, if consummated, will close prior to the closing of the Sale. The closing of the Sale is subject to, among other things, (i) the consummation of such private placement by the REIT;
(ii) the consummation of a minimum number of similar sales transactions with other Casden-affiliated partnerships; and (iii) approval of a majority in interest of the Limited Partners of the Partnership .

If the Limited Partners do not approve the Sale, the Partnership will most likely retain ownership of the Property.


678600.8
                                                        -2-

We urge you to carefully read the enclosed Consent Solicitation Statement in order to vote your interests. YOUR VOTE IS IMPORTANT. BECAUSE APPROVAL REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING UNITS OF LIMITED PARTNERSHIP INTEREST, FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE SALE. To be sure your vote is represented, please sign, date and return the enclosed consent as promptly as possible. The proposed Sale is fully described in the enclosed Consent Solicitation Statement. Return your signed consent form either by facsimile by ______________ or in the enclosed envelope on or before ________ __, 1998.

If you have any questions, please do not hesitate to contact Ms. Patricia Toy of Investor Services at (800) 666-6274.

                                          Very truly yours,


                                          Bruce E. Nelson
                                          President
                                          National Partnership Investments Corp.

678600.8
                                                        -3-

                  Century HillCreste Apartment Investors, L.P.
                             9090 Wilshire Boulevard
                         Beverly Hills, California 90211
                                ________ __, 1998

                         CONSENT SOLICITATION STATEMENT

         On the terms described in this Consent Solicitation Statement, National Partnership Investments Corp., a California corporation ("NAPICO"), one of two general partners of Century HillCreste Apartment Investors, L.P., a California limited partnership (the "Partnership"), is seeking the consent of the Limited Partners of the Partnership to (i) the sale of the Partnership's 315-unit rental apartment complex located in West Los Angeles, California (the "Property"), to a real estate investment trust (the "REIT") to be organized by Casden Properties, a California general partnership, for a purchase price of $52,500,000 (the "Purchase Price"), payable in cash; and (ii) an amendment to the Partnership's agreement of limited partnership (the "Amendments"). Casden Properties and certain of its affiliates are referred to collectively herein as "Casden." Consents are also being sought from the limited partners of certain other limited partnerships, the general partners of which are affiliated with Casden (the Partnership and such other limited partnerships are hereinafter collectively referred to as the "Casden Partnerships"), to allow the sale of certain real estate assets owned by the other Casden Partnerships to the REIT. The transaction by which the Partnership proposes to sell the Property to the REIT and to amend the Partnership Agreement (hereinafter defined) is hereinafter referred to as the "Sale." The series of transactions by which Casden proposes to form the REIT and acquire certain real estate assets from the Casden Partnerships and others is hereinafter referred to as the "REIT Transaction."

         It is anticipated that the Partnership will make a distribution of approximately $7.68 per depository unit from the net proceeds of the Sale and from available cash from the Partnership that will be distributed upon liquidation. Each depository unit (a "Unit") entitles the holder thereof to the beneficial interest of a limited partnership interest in the Partnership.

         Pursuant to the terms of the Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement"), Casden Properties (sometimes referred to herein as the "Special Limited Partner"), which is an affiliate of NAPICO, has a right of first refusal to acquire the Property at the same price and terms as any third-party offer for the property (the "Right of First Refusal"). A class action lawsuit challenging the enforceability of the Right of First Refusal was dismissed with prejudice by the court having jurisdiction over the lawsuit on November 25, 1997.

         The Sale is conditioned upon, among other things, (i) approval of a majority in interest of the Limited Partners of the Partnership to the Sale;
(ii) consummation of a proposed private placement of the REIT's equity securities; and (iii) the consummation of a minimum number of real estate purchases from the Casden Partnerships in connection with the REIT Transaction.

         NAPICO has approved the terms of the Sale, including the Purchase Price, has concluded that the Sale is fair to the Limited Partners and recommends that the Limited Partners consent to the Sale. Limited Partners should note, however, that NAPICO's recommendation is subject to inherent conflicts of interest. See "CONFLICTS OF INTEREST."

THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                      THIS SOLICITATION OF CONSENTS EXPIRES
                      NO LATER THAN 11:59 P.M. EASTERN TIME
                      ON ________ __, 1998, UNLESS EXTENDED

678600.8


                                                                                                               Page

                                                 TABLE OF CONTENTS


I.   SUMMARY OF CONSENT SOLICITATION STATEMENT....................................................................1
     The Partnership..............................................................................................1
     The Sale.....................................................................................................1
     Potential Benefits of the Sale...............................................................................2
     Potentially Adverse Factors..................................................................................4
     Limited Partner Approval.....................................................................................6
     Third-Party Opinion..........................................................................................6
     Recommendation of NAPICO.....................................................................................6
     Conflicts of Interest........................................................................................7
     Certain Federal Income Tax Consequences......................................................................7
     Transaction Expenses.........................................................................................8
     Voting Procedures............................................................................................8

II.  THE PARTNERSHIP..............................................................................................8
     General......................................................................................................8
     The Property................................................................................................10
     Market for Depository Interests and Related Security Holder Matters.........................................10
     Distribution History........................................................................................11

III.   THE SALE..................................................................................................11
     Background and Reasons for the Sale.........................................................................11
     Acquisition Agreement.......................................................................................12
     Transaction Costs...........................................................................................13
     Distribution of Sale Proceeds; Accounting Treatment.........................................................13
     Conditions..................................................................................................13
     Potential Benefits of the Sale..............................................................................14
     Potential Adverse Effects of the Sale.......................................................................16
     Fairness Opinion............................................................................................17
     Alternatives to the Sale....................................................................................20
     Recommendation of NAPICO; Fairness..........................................................................21

IV.    AMENDMENTS TO THE PARTNERSHIP AGREEMENT...................................................................23

V.   CONFLICTS OF INTEREST.......................................................................................23
     General.....................................................................................................23
     Fiduciary Responsibility....................................................................................25

VI.  SELECTED FINANCIAL INFORMATION..............................................................................25

VII.  CERTAIN FEDERAL INCOME TAX CONSEQUENCES....................................................................26

VIII.  LEGAL PROCEEDINGS ........................................................................................27

678600.8
                                                       -ii-



                                                                                                               Page


IX.  LIMITED PARTNERS CONSENT PROCEDURE..........................................................................28
     Distribution of Solicitation Materials......................................................................28
     Voting Procedures and Consents..............................................................................28
     Completion Instructions.....................................................................................29
     Withdrawal and Change of Election Rights....................................................................29
     No Dissenters Rights of Appraisal...........................................................................30
     Solicitation of Consents....................................................................................30

X.  IMPORTANT NOTE...............................................................................................31

ANNEXES

Annex A  --  Fairness Opinion of Robert Stanger & Company, Inc.

678600.8
                                                       -iii-

                                               AVAILABLE INFORMATION

         Century HillCreste Apartment Investors, L.P. is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, consent solicitation statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, consent solicitation statements and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices, Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials also can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


         The following documents filed with the Commission by the Partnership are incorporated by reference in this Consent Solicitation Statement:

         (a) Annual Report on Form 10-K of the Partnership for the fiscal year ended December 31, 1996;

         (b) Amended Annual Report on Form 10-K/A of the Partnership for the fiscal year ended December 31, 1996;

         (c) Quarterly Report on Form 10-Q of the Partnership for the quarter ended September 30, 1997; and

         (d) Proxy Statement of the Partnership pursuant to Section 14(A) of the Exchange Act dated January 9, 1997 and as amended on June 2, 1997.

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Consent Solicitation Statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Consent Solicitation Statement.



678600.8
                                                       -iv-

I.   SUMMARY OF CONSENT SOLICITATION STATEMENT

         The following summary is intended to provide only highlights of the materials contained in this Consent Solicitation Statement. This summary is not intended to be a complete statement of all material features of the proposed Sale and is qualified in its entirety by the more detailed information contained herein. Cross references in the summary are to the indicated captions or portions of this Consent Solicitation Statement.

The Partnership

         Century HillCreste Apartment Investors, L.P. (the "Partnership") is a California limited partnership, the general partners of which are National Partnership Investments Corp., a California corporation ("NAPICO"), and HillCreste Properties Inc. (the "Non-Managing General Partner"), a California corporation (NAPICO and the Non-Managing General Partner are referred to collectively herein as the "General Partners").

         The Partnership owns a 315-unit rental garden-style luxury apartment complex located in West Los Angeles, California (the "Property"). The Property consists of seven separate three-story apartment buildings on a 5.75-acre site, and the seven buildings contain approximately 358,000 square feet of interior space. The Property contains 126 one-bedroom/one-bathroom apartments and 189 two-bedroom/twobathroom apartments. See "THE PARTNERSHIP -- The Property."

         The Partnership maintains offices at 9090 Wilshire Boulevard, Beverly Hills, California 90211 (310-278-2191). The Partnership was organized as a California limited partnership on June 6, 1988. See "THE PARTNERSHIP."

The Sale

         The Partnership proposes to sell the Property to the REIT for cash. It is the intention of NAPICO to liquidate the Partnership in accordance with the Amended and Restated Agreement of Limited Partnership (the"Partnership Agreement") following consummation of the Sale. See "THE SALE."

         The Partnership will receive aggregate consideration of $52,500,000 for the sale of the Property, payable in cash. The REIT intends to raise the cash to be paid to the Partnership through a private placement of approximately $285 million of its equity securities (the "Private Placement"). The REIT intends to commence an initial public offering of its equity securities subsequent to the consummation of the Sale.

         The net proceeds of the Sale will be distributed to the Limited and General Partners in accordance with the cash distribution provisions of the Partnership Agreement. See "THE SALE--Distribution of Sale Proceeds" for a summary of the cash distribution rules applicable to such distributions. Limited Partners are expected to receive a distribution of approximately $7.68 in cash per depository unit from the net proceeds of the Sale and the liquidation of the Partnership. Each depository unit (a "Unit") entitles the holder thereof to the beneficial interest of a limited partnership interest in the Partnership. From January 1, 1989 through December 31, 1997, Limited Partners received aggregate cash distributions of $41,497,171. The Units were originally sold at a cost of $10.00 per Unit. All expenses of the Sale will be borne by the Partnership.


678600.8
                                                        -1-

         The distribution is anticipated to be sufficient to pay any federal and state income taxes that would be due in connection with the Sale. For the Limited Partners, the Sale should result in a net cash distribution of $7.23 per Unit, after deduction of federal and state income taxes of $0.45 per Unit, assuming federal tax rates of 25% on long-term capital gain attributable to depreciation not recaptured as ordinary income and 20% on any remaining long-term capital gain on assets held more than 18 months (and assuming an effective 5% state tax rate). Each Limited Partner is urged to consult his, her or its own tax advisor for a more detailed explanation of the specific tax consequences to such Limited Partner from the Sale. NAPICO will be entitled to receive a distribution in connection with the Sale of $563,391. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES."

         The  Special   Limited   Partner,   an  affiliate   of  Casden,   holds
approximately 10% of the voting power held by Limited Partners. It is the intention of Casden to vote its interests in favor of the Sale.

         The Sale is conditioned upon, among other things, (i) approval of a majority in interest of the Limited Partners of the Partnership; (ii) the consummation of the Private Placement; and (iii) the consummation of a minimum number of real estate purchases from the Casden Partnerships in connection with the REIT Transaction. See "THE PARTNERSHIP -- Regulatory Arrangements" and "THE SALE -Conditions."

Potential Benefits of the Sale

         NAPICO believes that the Sale achieves the Partnership's investment objectives for the following reasons:

              o Receipt of Cash. The Sale will result in a cash distribution of $7.68 per Unit to Limited Partners, which amount is anticipated to be sufficient to pay any federal and state income taxes that would be payable in connection with the Sale, assuming federal capital gains rates of 25% on long-term capital gain attributable to depreciation not recaptured as ordinary income and 20% on any remaining long-term capital gain on assets held more than 18 months and effective state capital gains rates of 5%. The Partnership made distributions to the Limited Partners of $2,322,466, or approximately $0.32 per Unit, in 1997. If the Sale is not completed, there can be no assurance that the Partnership will be able to make distributions at the current rate or that the Partnership will be able to make any future distributions.

              o Achievement of Partnership Objectives. One of the Partnership's original investment objectives was to dispose of the Property within five to eleven years after completion of construction, although there was no assurance that such time period would be met. The Sale would allow the Partnership to meet this objective. Another principal objective was to provide quarterly cash distributions to Limited Partners. From January 1, 1989 through December 31, 1997, Limited Partners received aggregate cash distributions of $41,497,171.

              o Right of First Refusal. Pursuant to the terms of the Partnership Agreement, the Special Limited Partner, which is an affiliate of NAPICO, has a right of first refusal to acquire the Property at the same price and terms as any third-party offer (the "Right of First Refusal"). A class action lawsuit challenging the enforceability of the Right of First Refusal was dismissed with prejudice by the court having jurisdiction over the lawsuit on November 25,

678600.8
                                                        -2-

                  1997. NAPICO believes that the uncertainties resulting from that lawsuit as to the enforceability of the Right of First Refusal impaired the Partnership's ability to sell the Property at a fair price.

              o Third Party Fairness Opinion. Robert A. Stanger & Company, Inc. ("Stanger"), an independent, nationally recognized real estate investment banking firm, has been engaged by the Partnership to render an opinion (the "Fairness Opinion") to the Partnership as to the fairness, from a financial point of view, to Limited Partners of the Purchase Price to be received by the Partnership for the Property in connection with the Sale. Stanger has conducted certain reviews described herein and has concluded, subject to the assumptions, qualifications and limitations contained in its opinion, that the Purchase Price to be received for the Property in connection with the Sale is fair, from a financial point of view, to Limited Partners.

              o Eliminating the Risks of Real Estate Investing. Continued ownership of the Property subjects the Partnership to continued risks inherent in real estate ownership, such as national and local economic trends, supply and demand factors in the local property market, the cost of operating and maintaining the physical condition of the Property and the cost and availability of financing for prospective buyers of the Property. No assurance can be given that a prospective buyer would be willing to pay an amount equal to or greater than the Purchase Price for the Property in the future.

              o Attractive Sale Terms. The Partnership has received five Unsolicited Offers to purchase the Property (the "Unsolicited Offers"). The first offer was made by Bay Apartment Communities, on December 17, 1996 to purchase the Property for $41,700,000, subject to review of the Partnership's records and an inspection of the Property. The second offer was made by TC Residential San Diego, Inc., on December 19, 1996 to purchase the Property for $44,700,000, subject to inspection and review, this offer was increased to $48,000,000 on March 17, 1997. The third offer was made by Security Capital Pacific Trust on December 20, 1996 to purchase the Property for $40,200,000, subject to due diligence, this offer was increased to $47,400,000 on March 7, 1997. The fourth offer was made by R.W. Selby & Company. Inc., on December 30, 1996 to purchase the Property for $41,000,000, subject to inspection of the Property and approval of the Partnership's records, with the Partnership paying all transfer fees incurred in connection with the sale. The fifth offer was from Everest HillCreste Investors, on March 7, 1997 to purchase the Property for $47,000,000, subject to review of the Partnership's records and an inspection of the Property. The terms of the proposed Sale include a Purchase Price that is $4.5 million higher than the highest Unsolicited Offer. The
                  Unsolicited Offers each reserve the right to reduce the offering price contained therein following inspection of the property and due diligence, including environmental engineering reviews. In contrast the REIT has offered to purchase the Property "as is".

              o Unattractiveness of Other Options. NAPICO does not believe that other alternatives available to the Partnership are as attractive to the Partnership as the Sale. For example, continued ownership of the Property by the Partnership would be inconsistent with the Partnership's objective of selling the Property within eleven years of its construction and would continue to subject Limited Partners to the risks inherent in real estate ownership.

678600.8
                                                        -3-

                  NAPICO also considered marketing the Property to third parties; however, NAPICO does not believe that such alternative would be in the interests of the Limited Partners, because NAPICO does not believe that, in light of the Unsolicited Offers, such efforts would result in a purchase price for the Property as high as the Purchase Price offered in connection with the Sale. In addition, NAPICO believes that marketing the Property to third parties would result in significant delays and uncertainties. Several of the options considered by NAPICO, including the reorganization of the Partnership as a real estate investment trust and a rollup involving the Partnership, would have (i) been prohibitively expensive and logistically impractical; (ii) entailed compliance with the rollup rules promulgated under the Securities Act of 1933, as amended (the "Securities Act"), which may have resulted in significant delays, thereby potentially causing the Partnership to miss the currently favorable market conditions for real estate investment trusts; and (iii) resulted in the Limited Partners receiving publicly traded securities rather than cash in exchange for their Units. Such publicly traded securities would be subject to the market risks generally applicable to equity securities. NAPICO believes that receipt of such securities would be inconsistent with the Partnership's ultimate objective of returning cash to the Limited Partners and winding up the business of the Partnership.

              o Reduced Transaction Costs. The Partnership will not be required to pay brokerage commissions (which would likely have ranged from $1.5 - 2.5 million) in connection with the Sale. As a result, the Sale is likely to produce a higher cash distribution to Limited Partners than a comparable sale to an unaffiliated third party.

Potentially Adverse Factors

         Limited Partners should also consider the following risk factors in determining whether to approve or disapprove the Sale:

              o Loss of Opportunity to Benefit from Future Events. It is possible that the future performance of the Property will improve or that prospective buyers may be willing to pay more for the Property in the future. It is possible that Limited Partners might earn a higher return on their investment if the Partnership retained ownership of the Property. By approving the Sale, Limited Partners will also be relinquishing certain current benefits of ownership of the Property, such as continuing distributions.

              o No Solicitation of Third Party Offers. While the proposed Purchase Price exceeds the respective purchase prices for the Property reflected in the Unsolicited Offers, NAPICO has not solicited any offers from third parties to acquire the Property. While NAPICO believes that the terms of the Sale would be more beneficial to the Partnership than offers that could be obtained from third parties, there is no assurance that NAPICO would not be able to obtain higher or better offers if such offers were to be solicited from independent third parties.

              o Sale Not Negotiated at Arms-Length. Affiliates of NAPICO will possess a significant ownership interest in the REIT and receive substantial other benefits from the formation of the REIT and the Sale. Although a fairness opinion has been obtained, the Purchase Price was not negotiated at arm's length. The Purchase Price was established by NAPICO and the

678600.8
                                                        -4-

                  Partnership did not retain an independent financial or legal advisor to negotiate the terms of the Sale.

              o Conflicts of Interest. In evaluating the proposed Sale, Limited Partners should consider that Casden is both the sponsor of the REIT and an affiliate of NAPICO. If the REIT is successfully formed and capitalized, the current owners of Casden are likely to realize a substantial increase in the value and liquidity of their investment in Casden. The terms of the Sale have been determined on behalf of the Partnership by affiliates of Casden who will directly benefit from the Sale. Unlike Casden, the Limited Partners will not have the right to participate in the REIT. It is anticipated that approximately 51% of the equity securities of the REIT will be held by Casden and its affiliates following the Private Placement, based on the terms of the Private Placement as currently contemplated.

              o Tax Consequences. The Sale and liquidation of the Partnership will have a tax impact on Limited Partners, producing a long-term capital gain of approximately $1.46 per Unit (which will result in $0.45 in federal and state income taxes). The Sale will not produce ordinary income attributable to depreciation recapture. For the Limited Partners, the Sale should result in a net cash distribution of $7.23 per Unit, after deduction of federal and state income taxes of $0.45 per Unit, assuming federal tax rates of 25% on long- term capital gain attributable to depreciation not recaptured as ordinary income and 20% on any remaining long-term capital gain on assets held more than 18 months (and an effective 5% state tax). For Limited Partners who are subject to the alternative minimum tax, the gain from the Sale will be reduced by $0.52 per Unit (and the corresponding federal and state income taxes will be reduced by $0.15 per Unit). See "CERTAIN FEDERAL TAX CONSEQUENCES." THE SPECIFIC TAX IMPACT OF THE SALE ON LIMITED PARTNERS SHOULD BE DETERMINED BY LIMITED PARTNERS IN CONSULTATION WITH THEIR TAX ADVISORS.

              o No Recent Appraisals. In 1996 NAPICO commissioned an independent real estate appraiser to conduct an appraisal of the Property. The independent appraiser issued a report on February 7, 1996, listing the Property's appraised value as $46.9 million. Although NAPICO has obtained the Fairness Opinion, it has not obtained any additional independent appraisals of the Property to determine its current value. NAPICO is not aware of any appraisals conducted subsequent to the February 1996 appraisal.

              o No Dissenter's Rights. Under the Partnership Agreement and California law, Limited Partners do not have dissenters' rights of appraisal in connection with the Sale.

              o Conditions to Sale. The Sale is subject to certain conditions in addition to approval of the Sale by the Limited Partners, including consummation of the Private Placement. Accordingly, even if the Sale is approved by the Limited Partners and a purchase and sale agreement is entered into, the consummation of the Sale could be delayed for a significant period of time and it is possible that the Sale may not be consummated. The execution of a purchase and sale agreement with respect to the Sale could delay the timing of the ultimate disposition of the Property if the Sale is not consummated.


678600.8
                                                        -5-

Amendment to Partnership Agreement

         An Amendment to the Partnership Agreement is necessary in connection with the consummation of the Sale. The Partnership Agreement currently prohibits a sale of any of the Properties to NAPICO or its affiliates. Accordingly, consent of the Limited Partners is being sought for an amendment to the Partnership Agreement that eliminates such prohibition.

         The consent of Limited Partners holding a majority in interest of the Units is required in order to amend the Partnership Agreement.

Limited Partner Approval

         NAPICO is seeking the consent of the Limited Partners to the Sale. Consent to the Sale will be deemed to include consent to the Amendment. The Partnership Agreement requires the prior consent of Limited Partners holding a majority of the outstanding Units (a "Majority Vote") to any sale of all or substantially all of the Partnership's assets, and to an amendment to the Partnership Agreement.

         If the Limited Partners do not approve the Sale by a Majority Vote, or the other conditions to the consummation of the Sale are not met, there will be no change in its investment objectives, policies and restrictions and the Partnership will continue to be operated in accordance with the terms of the Partnership Agreement.

Approval of the Non-Managing General Partner

         Pursuant to a certain Memorandum of Understanding entered into as of August 11, 1995 by and among the Non-Managing General Partner, the Partnership and NAPICO, among others (the "MOU"), the Sale may be subject to the prior written consent of the Non-Managing General Partner.

Third-Party Opinion

         The Partnership has obtained from Stanger, a recognized independent real estate investment banking firm, an opinion that the Purchase Price to be received by the Partnership for the Property in connection with the Sale is fair to the Limited Partners from a financial point of view. In the course of preparing its Fairness Opinion, Stanger conducted such reviews as it deemed appropriate and discussed its methodology, analysis and conclusions with NAPICO. NAPICO has not obtained independent appraisals to determine the value of the Property. The Fairness Opinion, which is subject to certain assumptions, qualifications and limitations, is attached hereto as Exhibit A. See "THE SALE-- Fairness Opinion."

Recommendation of NAPICO

         After a comprehensive review of the Unsolicited Offers and various other alternatives, NAPICO believes that the Sale is in the best interests of the Limited Partners. NAPICO believes that the current interest rate environment and the availability of capital for real estate investment trusts will enable Casden to form the REIT and make the proposal to the Partnership for the Sale, which provides the Partnership with an opportunity to maximize the value of the Property. See "THE SALE--Alternatives to the Sale."


678600.8
                                                        -6-

         Based upon their analysis of the alternatives and their own business judgment, NAPICO believes that the terms of the Sale, including the Purchase Price of the Property, is fair from a financial point of view to the Limited Partners. In addition, the NAPICO has reviewed the Fairness Opinion. NAPICO has approved the Sale and recommends that it be approved by the Limited Partners. Limited Partners should note, however, that NAPICO's recommendation is subject to inherent conflicts of interest. See "CONFLICTS OF INTEREST."

         The Non-Managing General Partner has not taken a position with respect to the Sale nor has it participated in the preparation of this Consent Solicitation Statement.

Conflicts of Interest

         A number of conflicts of interest are inherent in the relationships among NAPICO, the Casden Partnerships, Casden and the REIT, which may, among other things, influence the recommendation of NAPICO. These conflicts include the following:

         1.  The  terms  of  the  Sale   (including  the  Purchase  Price)  were
established by the REIT and NAPICO (which are related parties) without the participation of any independent financial or legal advisor. There can be no assurance that arms-length negotiations would not have resulted in terms more favorable to the Limited Partners.

         2. Although Stanger provided an independent opinion with respect to the fairness of the Purchase Price, no independent financial or legal advisor was engaged to represent the interests of the Limited Partners and no third party appraisals of the Property were obtained.

         3. If the REIT Transaction is consummated, affiliates of NAPICO will receive substantial interests in the REIT in exchange for the contribution of real property assets and the property management operations of Casden. NAPICO anticipates that it will receive significant economic benefits as a result of receiving interests in the REIT. Such interests are expected to enjoy greater liquidity than NAPICO's current interests in the Partnership if the REIT successfully completes an initial public offering following its initial formation as a private REIT. Unlike Casden, the Limited Partners will not have the right to participate in the REIT. It is anticipated that approximately 51% of the equity securities of the REIT will be held by Casden and its affiliates following the Private Placement, based on the terms of the Private Placement as currently contemplated.

         4. It is anticipated that the return from the interests in the REIT, to be received by NAPICO and its affiliates in connection with the REIT Transaction if successfully consummated. will exceed the return such persons currently receive from the real estate assets such persons will contribute or sell to the REIT.

         5. The officers and employees of Casden and its affiliates will be employed by the REIT. See "CONFLICTS OF INTEREST."

Certain Federal Income Tax Consequences

         Generally, the Sale will result in a gain to the Partnership and, accordingly, to the Limited Partners, to the extent that the consideration received by the Partnership with respect to the Sale exceeds its adjusted basis in the Property. The income tax calculations contained in this Consent Solicitation Statement assume

678600.8
                                                        -7-
federal tax rates equal to 25% for capital gain attributable to depreciation not recaptured as ordinary income and 20% on any remaining long-term capital gain on assets held more than 18 months and an effective 5% state tax rate. Limited Partners should consult their own tax advisors with respect to their individual tax situations and as to the federal, state, local and other tax consequences of the Sale. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES."

Transaction Expenses

         The Partnership will bear its direct costs relating to the Sale, including customary closing costs such as transfer taxes, the seller's portion of title insurance and escrow fees, and the costs incurred in connection with this solicitation of consents. The aggregate amount of such costs is expected to be $195,225, which the Partnership expects to pay using cash or cash equivalents held by the Partnership. The cost of this solicitation of consents will be borne by the Partnership whether or not the Sale is approved by the Limited Partners or ultimately consummated. Costs incurred individually by the Casden Partnerships, including accounting and legal fees, will be borne directly by such Partnerships.

Voting Procedures

         This Consent Solicitation Statement outlines the procedures to be followed by Limited Partners in order to consent to the Sale. A form of Consent of Limited Partner (a "Consent") is attached hereto. These procedures must be strictly followed in order for the instructions of a Limited Partner as marked on such Limited Partner's Consent to be effective. The following is a summary of certain of these procedures:

         1. A Limited Partner may make his or her election on the Consent only during the solicitation period commencing upon the date of delivery of this Consent Solicitation Statement and continuing until the earlier of (i) ___________, 1998 or such later date as may be determined by NAPICO and (ii) the date upon which NAPICO determines that a Majority Vote has been obtained (but no earlier than ________, 1998) (the "Solicitation Period").

         2. Limited Partners are encouraged to return a properly completed and executed Consent to the Partnership prior to the expiration of the Solicitation Period.

         3. A Consent delivered by a Limited Partner may be changed prior to the expiration of the Solicitation Period by delivering to the Partnership a substitute Consent, properly completed and executed, together with a letter indicating that the Limited Partner's prior Consent has been revoked.

         4. A Limited Partner submitting a signed but unmarked Consent will be deemed to have voted FOR the Partnership's participation in the Sale, including the Amendments.

II.  THE PARTNERSHIP

General

         The Partnership is a limited partnership formed under the laws of the State of California on June 6, 1988. On September 8, 1988, the Partnership sold in an underwritten public offering 7,258,000 depository units (each depository unit being entitled to the beneficial interest of a limited partnership interest) at $10

678600.8
                                                        -8-
per unit for a total amount raised of $72,580,000. There are currently 7,258,000 depository units outstanding.

         Concurrent with the issuance of the Units, the Partnership purchased the Property from the Special Limited Partner for a purchase price of $68,548,000. In order to complete the purchase of the Property, the Special Limited Partner purchased a 10% special limited partnership interest in the Partnership for $6,855,000. The Partnership Agreement provides that the 10% special limited partnership interest is subordinate to the other Limited Partners' specified priority return in the case of distributions of net cash flow from operations, plus the other Limited Partners' return of capital in the case of net sales or refinancing distribution proceeds. The Special Limited Partner will not receive a distribution in connection with the Sale.

         The General Partners of the Partnership are NAPICO and the Non-Managing General Partner. The business of the Partnership is conducted primarily by NAPICO. The Partnership has no employees of its own. NAPICO receives an annual partnership management fee of $50,000.

         Casden Investment Corporation owns 100 percent of NAPICO's stock. The current members of NAPICO's Board of Directors are Charles H. Boxenbaum, Bruce
E. Nelson, Alan I. Casden and Henry C. Casden.

         The Partnership's principal objectives are to (i) provide quarterly cash distributions, (ii) preserve and protect capital, and (iii) achieve long-term appreciation in the value of the Property for distribution on sales. It was originally anticipated that the Partnership would hold the Property for five to eleven years.

Right of First Refusal

         The Special Limited Partner, a Casden affiliate, is entitled to, under the terms of the Partnership Agreement, a right of first refusal to purchase the Property on the identical terms and at the same price offered by a third party. The Right of First Refusal may be invoked only if the third-party offeror is unaffiliated with either of the General Partners and the offer is accompanied by a deposit equal to 10% of the proposed purchase price. The Right of First Refusal was a material inducement to the Special Limited Partner to sell the Property to the Partnership and to purchase a subordinated special limited partnership interest in the Partnership for $6,855,000. An action seeking, among other things, a declaratory judgment that the Right of First Refusal was unenforceable was brought against the Partnership in 1997. That action, which is described below, was dismissed with prejudice by the court having jurisdiction over the matter on November 25, 1997.

J/B Lawsuit

         On February 13, 1997, J/B Investment Partners filed an action in the Los Angeles Superior Court (the "J/B Lawsuit") against NAPICO and its directors, and Casden Properties and certain of its affiliates (collectively, the "Defendants").

         The J/B Lawsuit was styled as a class action brought against the Defendants on behalf of all Limited Partners of the Partnership, and a derivative action brought on behalf of the Partnership itself. The Partnership was named as a nominal defendant. The complaint sought damages for breach of fiduciary duty,

678600.8
                                                        -9-
breach of contract and unjust enrichment. It also sought a declaratory judgment that the Special Limited Partner cannot enforce the Right of First Refusal.

         On November 25, 1997, pursuant to a motion by the Defendants, the J/B Lawsuit was dismissed with prejudice in favor of the Partnership.

The Property

         The property is a 315-unit rental apartment complex located in West Los Angeles, California. Construction of the Property was completed in 1988. The Property consists of seven separate three-story apartment buildings on a 5.75-acre site, and the seven buildings contain approximately 358,000 square feet of interior space. The Property contains 126 one-bedroom/one-bathroom apartments and 189 twobedroom/two-bathroom apartments. For the nine months ending September 30, 1997, the average occupancy rate for the property was 97%. The average monthly rental rate for the Property was $1,445 and $2,120 for one bedroom and two bedroom apartments, respectively.

         A deferred maintenance report prepared in November, 1997 by NAPICO recommended that up to approximately $225,000 (including revised costs based on current bills) needs to be spent by the Partnership over the next four years to replace and repair appliances, equipment and structures at the Property. The recommended work includes approximately $9,800 for landscaping, $5,000 for pool maintenance, $17,500 to refurbish the fitness center, $27,309 for pool decks, $12,600 for new drainage irrigation, $5,528 to repair walkway decking, $3,900 for appliance contingency, $5,000 in elevator and alarm expenses, $8,715 for paving, $5,000 to replace lobby carpets with tile and $125,172 for carpet replacement. A copy of the report is available upon request to NAPICO.

         The Property suffered substantial damage as a result of the January 17, 1994 Northridge Earthquake. The required repair work was completed in 1995.

Market for Depository Interests and Related Security Holder Matters

         Depository interests in the Partnership were sold through a public offering managed by Shearson Lehman Hutton Inc., a predecessor of Lehman Brothers Inc., an affiliate of the Non-Managing General Partner, and are not traded on a public exchange. There is currently no public market for Units and it is not anticipated that any market will develop for the purchase and sale of Units. Pursuant to the Partnership Agreement, Units may be transferred only if certain requirements are satisfied. On December 31, 1996, there were 6,670 registered holders of Units in the Partnership, none of which were beneficially owned by Casden.

         The  high  and  low  value  of  secondary   market  trades  during  the
twelve-month period ending December 31, 1997 as compiled by NAPICO were $5.75 and $3.50, respectively per unit. No established market for the Units was ever expected to develop and the secondary market transactions for the Units have been limited and sporadic. It is not known to what extent the transactions in the secondary market are between buyers and willing sellers, each having access to relevant information regarding the financial affairs of the Partnerships, expected value of their assets, and their prospects for the future. Many transactions in the secondary market are believed to be distressed sales where sellers are highly motivated to dispose of the Units and willing to accept substantial discounts from what might otherwise be regarded as the fair value of the interest being sold, to facilitate the sales. Secondary market prices generally do not reflect the current market of the Partnerships' assets, nor are they indicative of total return, since prior cash distributions and

678600.8
                                                       -10-
tax benefits received by the original investor are not reflected in the price. Nonetheless, notwithstanding these qualifications, the second market prices, to the extent that the reported data are reliable, are indicative of the prices at which the Units trade in the illiquid secondary markets.

Distribution History

         The Partnership has made regular distributions to the Limited Partners. In connection with its acquisition of the Property, the Partnership received a guarantee from the Special Limited Partner pursuant to which the Special Limited Partner agreed to make payments in amounts sufficient to enable the Partnership to provide Limited Partners with a minimum level of distributions. The Special Limited Partner funded an aggregate of $13,130,998 to the Partnership pursuant to the guarantee, which terminated on December 31, 1993. From January 1, 1989 through December 31, 1997, Limited Partners received aggregate cash distributions from the Partnership of $41,497,171, including the amounts funded pursuant to the guarantee.


III.   THE SALE

Background and Reasons for the Sale

         The Partnership has received five Unsolicited Offers to purchase the Property. The first offer was made by Bay Apartment Communities, on December 17, 1996 to purchase the Property for $41,700,000, subject to review of the Partnerships records and an inspection of the Property. The second offer was made by TC Residential San Diego, Inc. on December 19, 199, to purchase the Property for $44,700,000, subject to inspection and review, this offer was increased to $48,000,000 on March 17, 1997. The third offer was made by Security Capital Pacific Trust on December 20, 1996 to purchase the Property for $40,200,000, subject to due diligence, this offer was increased to $47,400,000 on March 7, 1997. The fourth offer was made by R.W. Selby & Company. Inc., on December 30, 1996 to purchase the Property for $41,000,000, subject to inspection of the Property and approval of the Partnerships records, with the Partnership paying all transfer fees incurred in connection with the sale. The fifth offer was from Everest HillCreste Investors, on March 7, 1997 to purchase the Property for $47,000,000, subject to review of the Partnership's records and an inspection of the Property. The current offer by the REIT is $4.5 million higher than the highest unsolicited offer and is for a purchase of the Property "as is."

         In recent years, real estate investment activity by publicly owned corporations and trusts, such as real estate investment trusts ("REIT Entities"), has increased dramatically. REIT Entities have become a major source of capital for the real estate market as well as one of its most prominent purchasers of real property. A publicly-traded REIT Entity is organized as a real estate company to own and operate a portfolio of properties, has access to new capital and its shares can be sold or transferred in the public securities markets. Over the last year, NAPICO and Casden have had discussions with several investment banking firms with regard to the formation of a REIT Entity that would purchase the apartment properties owned by the Casden Partnerships, together with certain other selected properties. Following the aforementioned discussions, Casden decided to form the REIT.

         NAPICO believes that the REIT, through its potential access to the capital markets and its familiarity with the Property, is in a position to purchase the Property on terms that are favorable to the Partnership. NAPICO believes that the current market for securities issued by REIT Entities will provide the Partnership

678600.8
                                                       -11-
with an opportunity to sell the Property to the REIT for a fair price. It should be noted that the Partnership has received five Unsolicited Offers to buy the Property over the last 18 months, but at proposed purchase prices that are less than the Purchase price offered by the REIT. Limited Partners should also note, however, that NAPICO's recommendation is subject to inherent conflicts of interest. See "CONFLICTS OF INTEREST."

         Prior to the consummation of the Sale, the REIT intends to sell $285 million of its equity securities in connection with the Private Placement. The proceeds of the Private Placement will be used to finance the Sale and other property acquisitions to be made in connection with the REIT Transaction. The REIT intends to commence an initial public offering of its equity securities subsequent to the consummation of the Sale. Casden and its affiliates are expected to own approximately 51% of the equity securities of the REIT upon completion of the Private Placement.

Acquisition Agreement

         If the Sale is approved by the Limited Partners, it is contemplated that the Partnership will enter into a purchase and sale agreement with a subsidiary partnership of the REIT (the "Operating Partnership"). The purchase and sale agreement will set forth the terms and conditions under which the Partnership and the REIT and the Operating Partnership are obligated to proceed with the Sale and will set forth certain other agreements of such parties with respect to the Sale.

         Representations and Warranties. The Partnership will not make any representations and warranties to the REIT and the Operating Partnership in the purchase and sale agreement with respect to the Property, and the Property will be sold "as is."

         Conditions.  As  described  in  detail  below  under  the  heading  " -
Conditions" below, the purchase and sale agreement will include a number of conditions to the REIT's obligation to consummate the Sale.

         Amendment and Closing. The Partnership and the REIT or the Operating Partnership may amend the terms of the purchase and sale agreement in a manner which, in the good faith judgment of the General Partners (consistent with the General Partners' fiduciary duty to the Partnership and the Limited Partners), does not materially reduce the benefits to be received by the Limited Partners from the Sale without resoliciting the consent of the Limited Partners. If the Sale is approved by a Majority Vote of the Limited Partners and the other conditions to the Sale and the REIT Transaction are satisfied, it is anticipated that the Sale will be consummated by _____________, 1998. If the closing does not occur by December 31, 1998 the purchase and sale agreement will be terminated.

Source of Funds

         The REIT intends to raise the cash to be paid to the Partnership through a private placement of approximately $285 million of its equity securities.


678600.8
                                                       -12-

Transaction Costs

         The Casden General Partners estimate that the transaction costs in connection with the Sale will be as follows:


         Transfer Taxes........................................  $   57,750
         Legal and Accounting .................................      25,000
         Escrow Costs (seller's portion).......................       7,500
         Title Policy (seller's portion).......................      28,875
         Physical Inspection...................................      12,000
         Stanger Fairness Opinion..............................      39,100
         Miscellaneous Costs...................................      25,000
                                                                  ---------
         Total.................................................    $195,225
                                                                   ========


Distribution of Sale Proceeds; Accounting Treatment

         Following the Sale, and assuming that the Property is sold, it is anticipated that the Partnership's affairs will be wound up and the Partnership will be liquidated. After the payment of all liabilities and expenses, the consideration to be paid to the Partnership for the Property will be allocated and distributed among Limited and General Partners in accordance with the cash distribution rules set forth in the Partnership Agreement. Pursuant to the Partnership Agreement, net liquidation proceeds are distributable as follows:

         Upon liquidation of the Partnership, distributions shall be distributed to the Partners in accordance with their respective adjusted capital account balances after taking into account all capital account adjustments for the Partnership taxable year during which such liquidation occurs, by the end of the taxable year of the liquidation or , if later, within 90 days after the date of the liquidation.

         Based on the distribution priority in the Partnership Agreement, and assuming (i) the net proceeds of the Sale are $52,304,775 and (ii) cash available for distribution (after payment of expenses) of approximately $4,034,318, the Limited Partners will be entitled to receive $55,775,702 ($7.68 per Unit). NAPICO will be entitled to receive a distribution in connection with the Sale of $563,391. The Special Limited Partner will not receive a distribution in connection with the Sale.

Conditions

         In addition to the consent by Majority Vote of the Limited Partners, the Purchase and Sale Agreement is expected to contain, among others, the following conditions (which may be waived by the REIT) as conditions precedent to the REIT's obligation to consummate the Sale:


678600.8
                                                       -13-

     o Subject to certain exceptions, no material adverse change shall have occurred with respect to the Property that has a material adverse effect on the value of the Property as a whole;

     o The Partnership shall have delivered to the REIT any required third party consents to the Sale; and

     o The REIT shall have consummated the Private Placement, which will be conditioned upon, among other things, the transfer of a minimum number of properties to the REIT (or Operating Partnership) by the Casden Partnerships and third parties in connection with the REIT Transaction.

Potential Benefits of the Sale

         NAPICO believes that the Sale achieves the Partnership's investment objectives for the following reasons:


         Receipt of Cash. The Sale will result in a cash distribution of $7.68 per Unit to Limited Partners, which amount is anticipated to be sufficient to pay any federal and state income taxes that would be payable in connection with the Sale, assuming federal capital gains rates of 25% on long-term capital gain attributable to depreciation not recaptured as ordinary income and 20% on any remaining long-term capital gain on assets held more than 18 months and effective state capital gains rates of 5%. The Partnership made distributions to the Limited Partners of $2,322,466, or approximately $0.32 per Unit, in 1997. If the Sale is not completed, there can be no assurance that the Partnership will be able to make distributions at the current rate or that the Partnership will be able to make any future distributions.

         Achievement of Partnership Objectives. One of the Partnership's original investment objectives was to dispose of the Property within five to eleven years after completion of construction, although there was no assurance that such time period would be met. The Sale would allow the Partnership to meet this objective. Another principal objective was to provide quarterly cash distributions to Limited Partners. From January 1, 1989 through December 31, 1997, Limited Partners received aggregate cash distributions of $41,497,171.

         Right of First Refusal. Pursuant to the terms of the Partnership Agreement the Special Limited Partner which is an affiliate of NAPICO, has a right of first refusal to acquire the Property at the same price and terms as any third-party offer. A class action lawsuit challenging the enforceability of the Right of First Refusal was dismissed with prejudice by the court having jurisdiction over the lawsuit on November 25, 1997. NAPICO believes that the uncertainties resulting from that lawsuit as to the enforceability of the Right of First Refusal impaired the Partnership's ability to sell the Property at a fair price.

         Third Party Fairness Opinion. Stanger, an independent, nationally recognized real estate investment banking firm, has been engaged by the Partnership to render an opinion to the Partnership as to the fairness, from a financial point of view, to Limited Partners of the Purchase Price to be received by the Partnership for the Property in connection with the Sale. Stanger has conducted certain reviews described herein and has concluded, subject to the assumptions, qualifications and limitations contained in its opinion, Purchase Price to be received by the Partnership for the Property in the Sale is fair, from a financial point of view, to Limited Partners. See "Fairness Opinion."


678600.8
                                                       -14-

         Eliminating the Risks of Real Estate Investing. Continued ownership of the Property subjects the Partnership to continued risks inherent in real estate ownership, such as national and local economic trends, supply and demand factors in the local property market, the cost of operating and maintaining the physical condition of the Property and the cost and availability of financing for prospective buyers of the Property. No assurance can be given that a prospective buyer would be willing to pay an amount equal to or greater than the Purchase Price for the Property in the future.

         Attractive Sale Terms. The Partnership has received five Unsolicited Offers to purchase the Property. The first offer was made by Bay Apartment Communities, on December 17, 1996 to purchase the Property for $41,700,000, subject to review of the Partnership's records and an inspection of the Property. The second offer was made by TC Residential San Diego, Inc., on December 19, 1996 to purchase the Property for $44,700,000, subject to inspection and review, this offer was increased to $48,000,000 on March 17, 1997. The third offer was made by Security Capital Pacific Trust, on December 20, 1996 to purchase the Property for $40,200,000, subject to due diligence, this offer was increased to 47,400,000 on March 7,1997. The fourth offer was made by R.W. Selby & Company. Inc., on December 30, 1996 to purchase the Property for $41,000,000 subject to inspection of the Property and approval of the Partnership's records, with the Partnership paying all transfer fees incurred in connection with the sale. The fifth offer was from Everest HillCreste Investors, on March 7, 1997 to purchase the Property for $47,000,000, subject to review of the Partnership's records and an inspection of the Property. The terms of the proposed Sale include a Purchase Price that is $4.5 million higher than the highest Unsolicited Offer. The Unsolicited Offers each reserve the right to reduce the offering price contained therein following inspection of the property and due diligence, including environmental engineering reviews. In contrast the REIT has offered to purchase the Property "as is".

         Unattractiveness of Other Options. NAPICO does not believe that other alternatives available to the Partnership are as attractive to the Partnership as the Sale. For example, continued ownership of the Property by the Partnership would be inconsistent with the Partnership's objective of selling the Property within eleven years of its construction and would continue to subject Limited Partners to the risks inherent in real estate ownership. NAPICO also considered marketing the Property to third parties; however, NAPICO does not believe that such alternative would be in the interests of the Limited Partners, because NAPICO does not believe that, in light of the Unsolicited Offers, such efforts would result in a purchase price for the Property as high as the Purchase Price offered in connection with the Sale. In addition, NAPICO believes that marketing the Property to third parties would result in significant delays and uncertainties. Several of the options considered by NAPICO, including the reorganization of the Partnership as a real estate investment trust and a rollup involving the Partnership, would have (i) been prohibitively expensive and logistically impractical; (ii) entailed compliance with the rollup rules promulgated under the Securities Act of 1933, as amended (the "Securities Act"), which may have resulted in significant delays, thereby potentially causing the Partnership to miss the currently favorable market conditions for real estate investment trusts; and (iii) resulted in the Limited Partners receiving publicly traded securities rather than cash in exchange for their Units. Such publicly traded securities would be subject to the market risks generally applicable to equity securities. NAPICO believes that receipt of such securities would be inconsistent with the Partnership's ultimate objective of returning cash to the Limited Partners and winding up the business of the Partnership.

         Reduced Transaction Costs. The Partnership will not be required to pay brokerage commissions (which would likely have ranged from $1.5 - 2.5 million) in connection with the Sale. As a result, the Sale is likely to produce a higher cash distribution to Limited Partners than a comparable sale to an unaffiliated third party.

678600.8
                                                       -15-

Potential Adverse Effects of the Sale

         Limited Partners should also consider the following risk factors in determining whether to approve or disapprove the Sale:

         Loss of Opportunity to Benefit from Future Events. It is possible that the future performance of the Property will improve or that prospective buyers may be willing to pay more for the Property in the future. It is possible that Limited Partners might earn a higher return on their investment if the Partnership retained ownership of the Property. By approving the Sale, Limited Partners will also be relinquishing certain current benefits of ownership of the Property, such as continuing distributions.

         No Solicitation of Third Party Offers. While the proposed Purchase Price exceeds the respective purchase prices for the Property reflected in the Unsolicited Offers, NAPICO has not solicited any offers from third parties to acquire the Property. While NAPICO believes that the terms of the Sale would be more beneficial to the Partnership than offers that could be obtained from third parties, there is no assurance that NAPICO would not be able to obtain higher or better offers if such offers were to be solicited from independent third parties.

         Sale Not Negotiated at Arms Length. Affiliates of NAPICO will possess a significant ownership interest in the REIT and receive substantial other benefits from the formation of the REIT and the Sale. Although a fairness opinion has been obtained, the Purchase Price was not negotiated at arm's length. The Purchase Price was established by NAPICO and the Partnership did not retain an independent financial or legal advisor to negotiate the terms of the Sale.

         Conflicts of Interest. In evaluating the proposed Sale, Limited Partners should consider that Casden is both the sponsor of the REIT and an affiliate of NAPICO. If the REIT is successfully formed and capitalized, the current owners of Casden are likely to realize a substantial increase in the value and liquidity of their investment in Casden. The terms of the Sale have been determined on behalf of the Partnership by affiliates of Casden who will directly benefit from the Sale. Unlike Casden, the Limited Partners will not have the right to participate in the REIT. It is anticipated that approximately 51% of the equity securities of the REIT will be held by Casden and its affiliates following the Private Placement, based on the terms of the Private Placement as currently contemplated.

         Tax Consequences. The Sale will have a tax impact on Limited Partners, producing a long-term capital gain of approximately $1.46 per Unit (which will result in $0.45 in federal and state taxes). The Sale will not produce ordinary income due to depreciation recapture. For the Limited Partners, the Sale should result in a net cash distribution of $7.23 per Unit, after deduction of federal and state income taxes of $0.45 per Unit, assuming federal tax rates of 25% on long-term capital gain attributable to depreciation not recaptured as ordinary income and 20% on any remaining long-term capital gain on assets held more than 18 months (and an effective 5% state tax). For Limited Partners who are subject to the alternative minimum tax, the gain from the Sale will be reduced by $0.52 per Unit (and the corresponding federal and state income taxes will be reduced by $0.15 per Unit). THE SPECIFIC TAX IMPACT OF THE SALE ON LIMITED PARTNERS SHOULD BE DETERMINED BY LIMITED PARTNERS IN CONSULTATION WITH THEIR TAX ADVISORS.


678600.8
                                                       -16-

         No Recent Appraisals. In 1996 NAPICO commissioned an independent real estate appraiser to conduct an appraisal of the Property. The independent appraiser issued a report on February 7, 1996, listing the Property's appraised value as $46.9 million. Although NAPICO has obtained a Fairness Opinion, it has not obtained any additional independent appraisals of the Property to determine its current value. NAPICO is no aware of any appraisals conducted subsequent to the February 1996 appraisal.

         No Dissenter's Rights. Under the Partnership Agreement and California law, Limited Partners do not have dissenters' rights of appraisal in connection with the Sale.

         Conditions to Sale. The Sale is subject to certain conditions in addition to approval of the Sale by the Limited Partners, including consummation of the Private Placement. Accordingly, even if the Sale is approved by the Limited Partners and a purchase and sale agreement is entered into, the consummation of the Sale could be delayed for a significant period of time and it is possible that the Sale may not be consummated. The execution of a purchase and sale agreement with respect to the Sale could delay the timing of the ultimate disposition of the Property if the Sale is not consummated.

Fairness Opinion

         Stanger, an independent investment banking firm, was engaged by the Partnership to conduct an analysis and to render an opinion as to whether the Purchase Price to be received by the Partnership for the Property is fair, from a financial point of view, to the Limited Partners. Stanger has advised NAPICO that, subject to the assumptions, limitations and qualifications contained in its Fairness Opinion, the Purchase Price to be received by the Partnership for the Property in the proposed Sale is fair, from a financial point of view, to the Limited Partners. The full text of the Fairness Opinion, which contains a description of the matters considered and the assumptions, limitations and qualifications made, is set forth as Exhibit A hereto and should be read in its entirety. The summary set forth herein does not purport to be a complete description of the review performed by Stanger in rendering the Fairness Opinion. Arriving at a fairness opinion is a complex process not necessarily susceptible to partial analysis or amenable to summary description.

         Except for certain assumptions described more fully below which the Partnership advised Stanger that it would be reasonable to make, the Partnership imposed no conditions or limitations on the scope of Stanger's investigation or the methods and procedures to be followed in rendering the Fairness Opinion. The Partnership has agreed to indemnify Stanger against certain liabilities arising out of Stanger's engagement to prepare and deliver the Fairness Opinion.

         Experience. Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over 70 companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

         Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax,

678600.8
                                                       -17-
corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets. Stanger was selected because of its experience and reputation in connection with real estate partnerships, real estate assets and mergers and acquisitions.

         Summary of Materials Considered. In the course of Stanger's analysis to render its opinion, Stanger reviewed: (i) a draft of this Consent Solicitation Statement related to the Sale in substantially the form which will be distributed to Limited Partners; (ii) the Partnership's annual reports on Form 10-K for the years ended December 31, 1995 and 1996 and the Partnership's quarterly report on Form 10-Q for the period ended September 30, 1997, which reports the Partnership's management has indicated to be the most current available financial statements; (iii) descriptive information concerning the Property provided by management, including location, number of units and unit mix, age, and amenities; (iv) summary historical operating statements for the Property for the years ended December 31, 1994, 1995 and 1996 and the ten months ended October 31, 1997; (v) operating budgets for the Property for 1997 and forecasts for 1998, as prepared by NAPICO; (vi)information regarding market rental rates and conditions for apartment properties in the general market area of the Property and other information relating to acquisition criteria for apartment properties; (vii) the prices offered for the Properties among bids received for the Proposal during 1996 and 1997 and (viii) conducted other studies, analysis and inquiries as Stanger deemed appropriate.

         In addition, Stanger discussed with management of the Partnership and NAPICO the market conditions for apartment properties, conditions in the market for sales/acquisitions of properties similar to that owned by the Partnership, historical, current and projected operations and performance of the Property, the physical condition of the Property including any deferred maintenance, and other factors influencing value of the Property. Stanger also performed a site inspection of the Property, reviewed local real estate market conditions, and discussed with property management personnel conditions in the local apartment rental market and market conditions for sales and acquisitions of Property similar to the Property.

         Summary of Reviews. The following is a summary of certain reviews conducted by Stanger in connection with and in support of its Fairness Opinion. The summary of the opinion and reviews of Stanger set forth in this Consent Solicitation Statement is qualified in its entirety by reference to the full text of such opinion.

         In preparing its Fairness Opinion, Stanger performed a site inspection of the Property during November, 1997. In the course of the site visits, the physical facilities of the Property were observed, current rental and occupancy information for the Property were obtained, current local market conditions were reviewed, a sample of similar properties were identified, and local property management personnel were interviewed concerning the Property and local market conditions. Stanger also reviewed and relied upon information provided by the Partnership and NAPICO, including, but not limited to, financial schedules of historical and current rental rates, occupancies, income, expenses, reserve requirements, cash flow and related financial information; property descriptive information including unit mix and rentable square footage; and information relating to any required capital expenditures and any deferred maintenance.

         Stanger also reviewed historical operating statements for the Property for 1995, 1996 and the ten months ending October 31, 1997, the operating budget for 1997 and operating forecasts for 1998 for each Property, as prepared by NAPICO and discussed with management the current and anticipated operating results of the Property.


678600.8
                                                       -18-

         In addition, Stanger interviewed management personnel of the Partnership. Such interviews included discussions of conditions in the local market, economic and development trends affecting the Property, historical and budgeted operating revenues and expenses and occupancies and the physical condition of the Property (including any deferred maintenance and other factors affecting the physical condition of the improvements), projected capital expenditures and building improvements, and expectations of management regarding the impact of various regulatory factors and proposed changes on the operating results of the Property.

         Stanger also reviewed the acquisition criteria used by owners and investors in the type of real estate owned by the Partnership, utilizing available published information and information derived from interviews conducted by Stanger with various real estate owners and investors.

         Conclusions. Stanger concluded, based upon its analysis of the foregoing and the assumptions, qualifications and limitations stated below, as of the date of the Fairness Opinion, that the Purchase Price to be received by the Partners for the Property is fair to the Limited Partners from a financial point of view.

         Assumptions, Limitations and Qualifications. In rendering the Fairness Opinion, Stanger relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and data, and all other reports and information contained in this Consent Solicitation Statement or that were provided, made available, or otherwise communicated to Stanger by the Partnership, NAPICO and/or its affiliates, the Company, the management of the Property. Stanger has not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of the Partnership. Stanger relied upon the representations of NAPICO and its affiliates, the management of the Property concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditure requirements, and the terms and conditions of any debt encumbering the Property. Stanger also relied upon the assurance of the Partnership, Casden, NAPICO and their affiliates, and the management of the Property that any financial statements, projections, budgets, capital expenditure estimates, debt information, value estimates and other information contained in this Consent Solicitation Statement or provided or communicated to Stanger were reasonably prepared and adjusted on bases consistent with actual historical experience and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the Property or other information reviewed between the date of such information provided and the date of the Fairness Opinion; that the Partnership, Casden, NAPICO and their affiliates, the management of the Property are not aware of any information or facts that would cause the information supplied to Stanger to be incomplete or misleading in any material respect; and that the highest and best use of the Property is as improved.

         Stanger was not requested to, and therefore did not: (i) select the method of determining the Purchase Price offered to the Partnership in the Sale;
(ii) make any recommendation to the Partnership or its partners with respect to whether to approve or reject the proposed Sale; or (iii) express any opinion as to (a) the tax consequences of the proposed Sale to the Limited Partners, (b) the terms of the Partnership Agreement or the proposed amendment to the Partnership Agreement, or the terms of any agreements or contracts between the Partnership, the Company and any affiliates of the General Partners, (c) NAPICO's business decision to effect the proposed Sale, (d) the adjustments made by NAPICO to the Purchase Price to arrive at net amounts distributable to the Limited Partners, including but not limited to, balance sheet adjustments to reflect NAPICO's estimates of the value of other aspects and liabilities of the Partnership and other expenses and fees associated with the Sale, and (e) alternatives to the proposed Sale, other than the Purchase Price to be received by the Partnership for the Property.

678600.8
                                                       -19-

         Stanger is not expressing any opinion as to the fairness of any terms of the proposed Sale other than the Purchase Price to be received by the Partnership for the Property. Stanger's opinion is based on business, economic, real estate market, and other conditions as of the date of its analysis and addresses the proposed Sale in the context of information available as of the date of its analysis. Events occurring after such date and before the closing of the proposed Sale of the Property to the REIT could affect the Property or the assumptions used in preparing the Fairness Opinion. Stanger has no obligation to update the Fairness Opinion on the basis of subsequent events.

         In connection with preparing the Fairness Opinion, Stanger was not engaged to, and consequently did not, prepare any written report or compendium of its analysis for internal or external use beyond the analysis set forth in Exhibit A.

         Compensation and Material Relationships. Stanger has been retained by NAPICO and its affiliates to provide fairness opinions to the Partnership and the other Casden Partnerships included in the REIT Transaction. Stanger will be paid an aggregate fee of up to approximately $490,000, plus $4,100 per property by the Casden Partnerships, a portion of which is payable upon consummation of the REIT Transaction. The portion of the fee allocable to the Partnership is $39,100. In addition, Stanger is entitled to reimbursement for reasonable legal, travel and out-of-pocket expenses incurred in making site visits and preparing the Fairness Opinion, and is entitled to indemnification against certain liabilities, including certain liabilities under federal securities laws.

Alternatives to the Sale

         The following is a brief discussion of alternatives to the Sale considered by NAPICO and the possible benefits and disadvantages of such alternatives:

         Continuation of the Partnership. One alternative considered by NAPICO was the continuation of the Partnership in accordance with its existing business plan and its Partnership Agreement. Limited Partners received distributions of $2,322,466, or approximately $0.32 per unit in 1997. By selling the Property, the Limited Partners would abandon any future distributions the Partnership may make in the future. There is, however, no guarantee that rental levels or occupancy levels supporting the current distributions can be maintained in the future. In addition, if the Partnership continues to own the Property, it will eventually have to sell the Property and such sale could lose the benefits of the current opportune time to sell the Property. Because there is no active trading market for the Units, Limited Partners may not be able to liquidate their investment in the Units while the Partnership remains in existence.

         Marketing the Property for Sale to Third Parties. NAPICO also considered marketing the Property to third parties. However, NAPICO does not believe that such alternative would be in the best interests of the Limited Partners, because NAPICO believes that such a sale would not result in a net purchase price for the Property as high as the Purchase Price offered in connection with the Sale. A sale of the Property to an unaffiliated third party would likely result in brokerage commissions and closing costs as high as $2.5 million.

         The Partnership has received five Unsolicited Offers to purchase the Property. The first offer was made by Bay Apartment Communities, on December 17, 1996 to purchase the Property for $41,700,000 subject to review of the Partnerships records and an inspection of the Property. The second offer was made by TC Residential San Diego, Inc. on December 19, 1996 to purchase the Property for $44,700,000, subject

678600.8
                                                       -20-
to inspection and review, this offer was increased to $48,000,000 on March 17, 1997. The third offer was made by Security Capital Pacific Trust, on December 20, 1996 to purchase the Property for $40,200,000 subject to due diligence, this offer was increased to $47,000,000 on March 7, 1997. The fourth offer was made by R.W. Selby & Company. Inc., on December 30, 1996, to purchase the Property for $41,000,000, subject to inspection of the Property and approval of the Partnerships records, with the Partnership paying all transfer fees incurred in connection with the sale. The fifth offer was from Everest HillCreste Investors, on March 7, 1997 to purchase the Property for $47,000,000, subject to review of the Partnership's records and an inspection of the Property. The current offer by the REIT is $4.5 million higher than the highest offer and is for a purchase of the Property "as is."

         Rollup. NAPICO considered combining the Casden Partnerships into a new corporation that would qualify as a REIT entity. As a result of such a transaction, the Limited Partners would have received shares of stock in the REIT (or partnership interests convertible into REIT shares), which would have been listed on a national stock exchange. Such a transaction would be expected to (a) provide investors in the new entity with the opportunity to liquidate their investment through the sale of the shares received in the transaction, (b) permit distribution to investors of a simpler federal income tax Form 1099-DIV (rather than Schedule K-1), and (c) provide investors with the potential for receiving securities with a greater value than the proceeds they will receive as a result of the Sale. Furthermore, such an entity would provide increased asset diversification and, due to its size, improved access to capital markets.

         NAPICO believes, however, that such a transaction would have significant disadvantages. As a result of new legislation and regulations, they believe that obtaining necessary regulatory approvals for a rollup would be very difficult, expensive and time-consuming. NAPICO was not confident that a rollup transaction could be completed within a reasonably practical time period. Furthermore, NAPICO believes that there could be significant selling pressure on the securities issued in connection with a rollup and that such selling pressure might cause the price of the stock of the rollup entity to decline following completion of the rollup transaction.

         Another disadvantage of a rollup transaction is that the transaction would cause the Limited Partners to incur a tax on the gain reflected in the value of the stock of the new entity. NAPICO determined that Limited Partners would not be able to defer taxation through the use of an UPREIT structure due to difficulties likely to be experienced in obtaining approval from various states for the distribution of operating partnership interests. Unless a Limited Partner sold all or a portion of the securities received in the transaction, such Limited Partner would have no additional cash with which to pay the taxes which would result from the completion of a rollup transaction. The need for cash to pay the taxes on the transaction could cause downward pressure on the price of the stock. In addition, a Limited Partner would incur brokerage commissions on the sale of any securities received in a rollup transaction, thereby reducing the net proceeds received in the transaction.

Recommendation of NAPICO; Fairness

         The recommendation of NAPICO in favor of the Sale is based upon its belief that the Sale is fair to the Limited Partners for, among others, the following reasons: (a) their belief that the terms and conditions of the Sale, including the Purchase Price, are fair to the Limited Partners of the Partnership; (b) its belief that the alternatives available to the Partnership are not as attractive to the Limited Partners as the Sale; (c) its belief that now may be an opportune time for the Partnership to sell the Property, given current conditions

678600.8
                                                       -21-
in the real estate and capital markets; and (d) its belief that the Purchase Price represents a higher amount than a third party would offer the Partnership for the Property.

         NAPICO has not obtained a recent real estate appraisal to establish the fair market value of the Property, but, based upon significant real estate experience, it believes that the Purchase Price is not less than the fair market value of the Property. In addition, Stanger has opined that the Purchase Price for the Property is fair to the Limited Partners from a financial point of view.

         The Purchase Price was determined by NAPICO. NAPICO valued the Property by applying capitalization rates ranging from 6.5 to 7.0% to the budgeted net operating income before management fees of the Property for 1998 (as provided by the property manager), subject to certain adjustments by NAPICO, less anticipated capital expenditures.

         The following  table sets forth a comparison of the amount each Limited
Partner  would  receive  from  the  Sale  and  subsequent   liquidation  of  the
Partnership against historical secondary market prices paid for the Units:



                               Secondary Market Prices(2)
                        -----------------------------------------

     Amount to be
     Received from
       Sale and
    Liquidation(1)                High                 Low
    --------------                ----                 ---
         $ 7.68                 $ 5.75               $ 3.50

---------------------

(1) This amount is an estimate of the total amount expected to be distributed per Unit to Limited Partners as a result of the liquidation of the Partnership after the Sale. This amount includes the proceeds of the Sale plus cash available for distribution. This amount will be distributed in one or a series of distributions.

(2) Based on the high and low value of secondary market trades during the twelve months ended December 31, 1997 as compiled by NAPICO. NAPICO has advised that its methodology for compiling trade prices is as follows: trade price information reflects per Unit transaction prices for trades involving the purchase of Units by third-party investors during the applicable period. Firms supplying trade price data are instructed to provide information only on those transactions whereby third-party investors acquired Units from or through such firms. Due to commission and mark-ups, sellers of Units typically receive less than the amounts paid for Units by buyers as set forth in the table.

         No established market for the Units was ever expected to develop and the secondary market transactions for the Units have been limited and sporadic. It is not known to what extent the transactions in the secondary market are between buyers and willing sellers, each having access to relevant information regarding the financial affairs of the partnerships, expected value of their assets, and their prospects for the future. Many transactions in the secondary market are believed to be distressed sales where sellers are highly motivated to dispose of the Units and willing to accept substantial discounts from what might otherwise be regarded as the fair value of the interest being sold, to facilitate the sales. Secondary market prices generally

678600.8
                                                       -22-
do not reflect the current market of the partnerships' assets, nor are they indicative of total return, since prior cash distributions and tax benefits received by the original investor are not reflected in the price. Nonetheless, notwithstanding these qualifications, the secondary market prices, to the extent that the reported data are reliable, are indicative of the prices at which the Units trade in the illiquid secondary markets.

         A number of Limited Partners have contacted NAPICO to indicate their desire to liquidate the Partnership. In light of such discussions, as well as current conditions in the real estate and capital markets, NAPICO believes that it is in the best interests of the Limited Partners to effect a disposition of the Property in the near term. In addition, the proposed purchase price offered in connection with the Sale is significantly higher than any prior offer received by the Partnership to date.

         Uncertainties as to the enforceability of the Right of First Refusal were to some extent resolved on November 25, 1997 when a class action lawsuit challenging the enforceability of the Right of First Refusal (among other things) was dismissed with prejudice. NAPICO believes that uncertainties pertaining to the Right of First Refusal impaired its ability to sell the Property at a fair price.

         The Partnership has received five Unsolicited Offers to purchase the Property. The terms of the Sale include a Purchase Price that is $4.5 million higher than the highest Unsolicited Offer.

         NAPICO did not give any specific weight to any one of the foregoing factors but viewed them in the aggregate in supporting their fairness determination. NAPICO recommends that the Sale be approved by the Limited Partners. Limited Partners should note, however, that NAPICO's recommendation is subject to inherent conflicts of interest. See "CONFLICTS OF INTEREST."

         The Non-Managing General Partner has not taken a position with respect to the Sale nor has it participated in the preparation of this Consent Solicitation Statement.


IV.    AMENDMENTS TO THE PARTNERSHIP AGREEMENT

         An amendment to the Partnership Agreement is necessary in connection with the consummation of the Sale. The Partnership Agreement currently prohibits a sale of any of the Properties to NAPICO or its affiliates. Accordingly, consent of the Limited Partners is being sought for an amendment to the Partnership Agreement that eliminates such prohibition. The consent of Limited Partners holding a majority of outstanding Units is required in order to amend the Partnership Agreement.


V.  CONFLICTS OF INTEREST

General

         Due to the key role of affiliates of NAPICO in the organization of the REIT, and the relationships among NAPICO, the Casden Partnerships, Casden and Casden's directors and officers, NAPICO has certain conflicts of interest in recommending the Sale to the Limited Partners. Some important conflicts are:

         1. The terms of the Sale were established by the REIT and NAPICO, which are related parties. Accordingly, the terms and conditions of the proposed Sale were not determined through arms-length

678600.8
                                                       -23-
negotiations. There can be no assurance that arms-length negotiations would not have resulted in terms more favorable to the Limited Partners.

         2. Although the General Partners are accountable to the Partnership and the Limited Partners as fiduciaries and are obligated to exercise good faith and fair dealing toward other members of the Partnership, and although Stanger provided an independent opinion with respect to the fairness of the Purchase Price to be received by the Partnership for the Property, from a financial point of view, no independent financial or legal advisor was engaged to determine the Purchase Price or to represent the interests of the Limited Partners. There can be no assurance that the involvement of financial or legal advisors, or other third parties, on behalf of the Limited Partners would not have resulted in a higher Purchase Price or terms more favorable to the Limited Partners.

         3. If the REIT Transaction is consummated, affiliates of NAPICO will receive substantial interests in the REIT in exchange for the contribution of real property assets and the property management operations of Casden, including direct or indirect interests in NAPICO. The General Partners anticipate that they will receive significant economic benefits as a result of receiving interests in the REIT. Such interests in the REIT are likely to enjoy greater liquidity than NAPICO's current interests in the Partnership if the REIT successfully completes an initial public offering following its initial formation as a private REIT. Unlike Casden, the Limited Partners will not have the right to participate in the REIT. It is anticipated that approximately 51% of the equity securities of the REIT will be held by Casden and its affiliates following the Private Placement, based on the terms of the Private Placement as currently contemplated. The implied value of the REIT's securities (based on the pricing of the REIT's securities in the Private Placement and in contemplated subsequent public offerings, if consummated) that will be attributed to the other assets being contributed to the REIT may exceed the Purchase Price paid by the REIT for such interest in the Property because of (i) the combination of real estate assets and businesses and the resultant opportunities for enhanced access to equity capital and financing alternatives that are likely to be available to the REIT; (ii) the expected liquidity of the REIT's capital stock;
(iii) the current favorable public market valuation of real estate investment trusts; (iv) the inclusion of certain real estate business and management companies owned by affiliates of Casden in the REIT; and (v) the greater asset diversification of the REIT, and other factors. Such realization of excess value is dependent on economic, interest rate and real estate market trends, as well as market conditions at the time of the formation of the REIT and the Private Placement (and subsequent public offering) of its securities and, if realized, will likely provide affiliates of NAPICO with significant economic benefits.

         4. It is anticipated that the return from the interests in the REIT to be received by NAPICO and its affiliates in connection with the REIT Transaction will exceed the return such persons currently receive from the real estate assets such persons will contribute or sell to the REIT.

         5. Substantially all of the officers and employees of Casden and its affiliates will be employed as officers and employees of the REIT. For their services as officers, directors or employees of the REIT, such persons will be paid a salary and may be eligible to participate in the REIT's bonus plan, option plan and other employee benefit plans. In addition, through the REIT Transaction, the REIT will ensure continuity of the business established by NAPICO and its affiliates. The Property, if acquired by the REIT will continue to be managed by the REIT's officers and employees for as long as the REIT continues to own the Property. In addition, unlike the Partnership, the REIT will have the ability to reinvest proceeds from any future sale of the Property. The REIT will therefore afford ongoing employment opportunities for those

678600.8
                                                       -24-
persons currently employed to assist with the administration and day-to-day operations of the Property and the REIT.

Fiduciary Responsibility

         The General Partners are accountable to the Partnership and the Limited Partners as fiduciaries and consequently are obligated to exercise good faith and fair dealing toward other members of the Partnership. The Partnership Agreement provides that the General Partners and their officers, directors, employees, agents, affiliates, subsidiaries and assigns are entitled to be indemnified for any claim, loss, expense, liability, action or damage resulting from any act or omission performed or omitted by them pursuant to the Partnership Agreement, but the General Partners are not entitled to be indemnified or held harmless for any act or omission constituting fraud, negligence, breach of fiduciary duty or willful misconduct. In addition, pursuant to the Partnership Agreement, the General Partners have no liability or obligation to the other partners or the Partnership for any decision made or action taken in connection with the discharge of their duties under the Partnership Agreement, if such decision or action was made or taken in good faith.

         If a claim is made against the General Partners in connection with their actions on behalf of the Partnership with respect to the Sale, the General Partners expect that they will seek to be indemnified by the Partnership with respect to such claim. Any expenses (including legal fees) incurred by the General Partners in defending such claim shall be advanced by the Partnership prior to the final disposition of such claim, subject to the receipt by the
Partnership of an undertaking by the General Partners to repay any amounts advanced if it is determined that the General Partners' actions constituted fraud, bad faith, gross negligence, or failure to comply with any representation, condition or agreement contained in the Partnership Agreement. As a result of these indemnification rights, a Limited Partner's remedy with respect to claims against the General Partners relating to the General Partners' involvement in the sale of the Partnership's interest in the Property to the REIT could be more limited than the remedy which would have been available absent the existence of these rights in the Partnership Agreement. A successful claim for indemnification, including the expenses of defending a claim made, would reduce the Partnership's assets by the amount paid.


VI.  SELECTED FINANCIAL INFORMATION

         The following table sets forth selected historical financial and operating data of the Partnership for the nine months ended September 30, 1997 and September 30, 1996 and the fiscal years ended December 31, 1996, 1995, 1994, 1993 and 1992.

         The selected historical financial and operating data of the Partnership for the nine months ended September 30, 1997 and September 30, 1996 are derived from unaudited consolidated financial statements of the Partnership which, in the opinion of NAPICO, include all adjustments (consisting only of normal recurring items unless otherwise disclosed) necessary for a fair presentation of the Partnership's financial position and results of operations. The results set forth for the nine months ended September 30, 1997 and September 30, 1996 are not necessarily indicative of results to be expected for a full year.


678600.8
                                                       -25-

         The following information should be read in conjunction with the Partnership's Annual Report on Form 10-K, as amended, and its Quarterly Report on Form 10-Q attached hereto as Annexes B and C, respectively.

                                                                                                Nine Months Ended
                                             Year Ended December 31,                               September 30
                        -----------------------------------------------------------------------------------------
                                1996         1995         1994         1993         1992         1997        1996
                        -----------------------------------------------------------------------------------------


Net Income from Rentals.  $  2,675,170 $  2,498,336  $ 1,224,739  $ 1,848,761  $   972,848 $  2,000,385  $   1,968

Net Income allocated to
Limited Partners........  $  2,648,418 $  2,473,353  $ 1,212,492  $ 1,830,273  $   963,120 $  1,980,381  $   1,949

Net Income per Depository
Unit..................... $       0.37 $       0.34  $      0.17  $      0.25  $      0.13 $       0.28  $       0

Total assets............  $ 38,040.786 $ 37,684,178  $38,577,456  $41,344,209  $44,340,806 $ 38,174,100  $  38,096



VII.  CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary of certain material tax consequences relating to the proposed Sale and the distribution of approximately $7.68 per Unit. However, each Limited Partner is urged to consult his, her or its own tax advisor for a more detailed explanation of the specific tax consequences to such Limited Partner from the Sale.

         Upon consummation of the Sale each Limited Partner will recognize his, her or its share of the taxable gain of the Partnership to the extent that the sum of the cash exceeds the Partnership's adjusted basis for the Property. Gain realized by the Partnership on the Sale will generally be a Section 1231 gain, (i.e., long-term capital gain). A Partner's share of gains and losses from
Section 1231 transactions from all sources would be netted and would be taxed as capital gains or constitute ordinary losses, as the case may be.

         The taxable income realized by each Limited Partner by reason of the Sale should be characterized as income from a "passive activity" and may be offset by a Limited Partner's available "passive activity losses" (including suspended losses) from other passive activities. Losses from passive activities may only be offset against income from passive activities or may be deducted in full when the taxpayer disposes of the passive activity from which the loss arose.

         It is estimated that as a consequence of the Sale and liquidation of the Partnership, each Limited Partner will have taxable income equal to approximately $1.46 per Unit all of which will constitute long-term capital gain. The income tax consequences of the Sale to any Limited Partner depends in large part upon whether the Limited Partner has losses from other passive activities and the amount of such losses which were applied by such Limited Partner to offset his or her taxable income. If a Limited Partner has no passive losses from other activities to offset the income from the Partnership, the Limited Partner will have a net federal and state tax liability of approximately $0.45 per unit. The anticipated cash distribution of approximately $7.68 per Unit would be sufficient to pay the federal and state tax liability arising from the Sale, assuming a federal capital gains rate of 25% on long-term capital gain attributable to depreciation not recaptured as ordinary income and 20% on any remaining long-term capital gain on assets held more than 18 months and assuming an effective state tax rate of 5% and would result in a net distribution, after federal

678600.8
                                                       -26-
and state income taxes, of $7.23. In addition to assuming federal income tax rates, the calculation of income tax liability of a Limited Partner assumes that such Limited Partner has no net Section 1231 losses for the five most recent prior taxable years. If this latter assumption is not applicable to a Limited Partner, the income tax liability of such Limited Partner could increase because certain income would be taxed at ordinary, instead of capital gains tax rates. Limited Partners are advised to consult with their own tax advisors for specific application of the tax rules where the above-described assumption is not applicable. The foregoing does not take into consideration the effect of any local tax liabilities that may be applicable to the Sale.

         BECAUSE IT IS IMPOSSIBLE TO KNOW THE AMOUNT OF PASSIVE LOSSES ANY LIMITED PARTNER HAS FROM OTHER PASSIVE ACTIVITIES TO OFFSET HIS, HER OR ITS TAXABLE INCOME, THE GENERAL PARTNERS CANNOT ESTIMATE THE INCOME TAX LIABILITY OF EACH LIMITED PARTNER ARISING FROM THE SALE, THEREFORE, EACH LIMITED PARTNER SHOULD CONSULT HIS, HER OR ITS TAX ADVISOR CONCERNING THE INCOME TAX CONSEQUENCES OF CONSENTING TO THE SALE WITH RESPECT TO SUCH LIMITED PARTNER'S OWN TAX SITUATION.


VIII.  LEGAL PROCEEDINGS

         On  June  25,  1997,  the  Securities  and  Exchange   Commission  (the
"Commission") entered into a consent decree with NAPICO, three members of NAPICO's senior management and three affiliated entities (collectively, the "NAPICO Affiliates") in connection with their alleged roles in two separate series of securities laws violations. In connection therewith, certain NAPICO Affiliates agreed to cease and desist from committing or causing securities law violations. In addition, National Partnership Equities, Inc. ("NPEI"), a brokerage firm affiliated with NAPICO, agreed to undergo a review of certain of its policies and procedures and pay a $100,000 penalty. The NAPICO Affiliates consented to the above sanctions and relief without admitting or denying the Commission's findings.

         The two series of securities law violations relate to the NAPICO Affiliates' (i) satisfying the minimum offering threshold of a "part or none" private placement by utilizing a subscription from a non-bona fide investor and failing to disclose such violation in subsequent offering materials for such private placement and (ii) failing to disclose in the periodic reports for another of its programs the fact that such program's cash was used to pay the expenses of properties not owned by such program that were managed by an affiliate and failing to maintain adequate internal controls to detect such violations.

         On February 13, 1997, J/B Investment Partners filed an action in the Los Angeles Superior Court against NAPICO and its directors, and Casden Properties and certain of its affiliates. The J/B Lawsuit was styled as a class action brought against the Defendants on behalf of all Limited Partners of the Partnership, and a derivative action brought on behalf of the Partnership itself. The Partnership was named as a nominal defendant. The complaint in the J/B Lawsuit sought damages for breach of fiduciary duty, breach of contract and unjust enrichment. It also sought a declaratory judgment that the Special Limited Partner's Right of First Refusal was unenforecable. On November 25, 1997, pursuant to a motion by the Defendants, the J/B Lawsuit was dismissed with prejudice by the court having jurisdiction over the matter.



678600.8
                                                       -27-

IX.  LIMITED PARTNERS CONSENT PROCEDURE

Distribution of Solicitation Materials

         This Consent Solicitation Statement and the related Consent are first being mailed to Limited Partners on or about ________ __, 1998. Only Limited Partners of record on ___________, 1998 (the "Record Date") will be given notice of, and allowed to give their consent regarding, the matters addressed in this Consent Solicitation Statement.

         This Consent Solicitation Statement, together with the Consent and the letter from NAPICO, constitute the Solicitation Materials to be distributed to the Limited Partners to obtain their votes for or against the Sale. The Solicitation Period is the time frame during which Limited Partners may vote for or against the Sale. The Solicitation Period will commence upon the date of delivery of this Consent Solicitation Statement and will continue until the earlier of (i) _________, 1998 or such later date as may be determined by NAPICO and (ii) the date upon which NAPICO determines that a Majority Vote has been obtained. At its discretion, NAPICO may elect to extend the Solicitation Period. Under no circumstances will the Solicitation Period be extended beyond ______________, 1998. Any Consents delivered to the Partnership prior to the termination of the Solicitation Period will be effective provided that such Consents have been properly completed, signed and delivered.

         As permitted by the Partnership Agreement, the Partnership has not scheduled a special meeting of the Limited Partners to discuss the Solicitation Materials or the terms of the Sale.

Approval of Non-Managing General Partner

         Pursuant to the MOU, the sale may be subject to the prior written consent of the Non-Managing General Partner.

Voting Procedures and Consents

         Limited Partners of record as of the Record Date will receive notice of, and be entitled to vote, with respect to the Sale. Consent to the Sale will also include consent to the proposed Amendment to the Partnership Agreement that eliminates a restriction against sales of Partnership assets to affiliates of NAPICO.

         The Consent included in the Solicitation Materials constitutes the ballot to be used by Limited Partners in casting their votes for or against the Sale. By marking this ballot, the Limited Partner may either vote "for," "against" or "abstain" as to the Partnership's participation in the Sale. Once a Limited Partner has voted, he may not revoke his vote unless he submits a second Consent, properly signed and completed, together with a letter indicating that this prior Consent has been revoked, and such second Consent is received by _________ (the "Tabulator") prior to expiration of the Solicitation Period. See "Withdrawal and Change of Election Rights" below.

         The Special Limited Partner holds approximately 10% of the voting power held by Limited Partners. The Special Limited Partner intends to exercise its vote in favor of the Sale.


678600.8
                                                       -28-

         The Sale will not be completed unless it is approved by a Majority Vote. See "THE SALE-Conditions" for a discussion of the other conditions precedent to the Sale. BECAUSE APPROVAL REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING UNITS OF LIMITED PARTNERSHIP INTEREST, FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE SALE.

         Any Limited Partner who returns his Consent signed but does not specify "for," "against" or "abstain" will be deemed to have voted "for" the Sale.

         All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of the Consent will be determined by the Tabulators, whose determination will be final and binding. The Tabulators reserve the absolute right to reject any or all Consents that are not in proper form or the acceptance of which, in the opinion of their counsel, would be unlawful. The Tabulators also reserve the right to waive any irregularities or conditions of the Consent as to particular Units. Unless waived, any irregularities in connection with the Consents must be cured within such time as the Tabulators shall determine. The Partnership, NAPICO and the Tabulators shall be under no duty to give notification of defects in such Consents or shall incur liabilities for failure to give such notification. The delivery of the Consents will not be deemed to have been made until such irregularities have been cured or waived.

Completion Instructions

         Each Limited Partner is requested to complete and execute the Consent in accordance with the instructions contained therein. For his Consent to be effective, each Limited Partner must deliver his Consent to the Tabulator at any time prior to the termination of the Solicitation Period to the Partnership at the following address:

         A pre-addressed stamped envelope for return of the Consent has been included with the Solicitation Materials. Limited Partners may also telecopy an executed copy of this Consent to the Partnership at ______________. The Consents will be effective only upon actual receipt by the Partnership. The method of delivery of the Consent to the Partnership is at the election and risk of the Limited Partner, but if such delivery is by mail it is suggested that the mailing be made sufficiently in advance of _______ __, 1998 to permit delivery to the Partnership on or before such date.

Withdrawal and Change of Election Rights

         Consents may be withdrawn at any time prior to the expiration of the Solicitation Period. In addition, subsequent to submission of his Consent but prior to expiration of the Solicitation Period, a Limited Partner may change his vote in favor of or against the Sale. For a withdrawal or change in vote to be effective, a written or facsimile transmission notice of withdrawal or change in vote must be timely received by the Tabulator at its address set forth under "Completion Instructions" above and must specify the name of the person having executed the Consent to be withdrawn or vote changed and the name of the registered holder if different from that of the person who executed the Consent.


678600.8
                                                       -29-

No Dissenters Rights of Appraisal

         Under the Partnership Agreement and California law, Limited Partners do not have dissenters' rights of appraisal. If the Sale is approved by a Majority Vote, and the other conditions to consummation of the Sale are satisfied, all Limited Partners, both those voting in favor of the Sale and those not voting in favor, will be entitled to receive the resulting cash distributions.

Solicitation of Consents

         NAPICO and its officers, directors and employees may assist in the solicitation of consents and in providing information to Limited Partners in connection with any questions they may have with respect to this Consent Solicitation Statement and the voting procedures. Such persons and entities will be reimbursed by the Partnership for out of pocket expenses in connection with such services. The Partnership may also engage third parties to assist with the solicitation of Consents and pay fees and reimburse the expenses of such persons.

         YOUR CONSENT IS IMPORTANT. PLEASE MARK, SIGN, AND DATE THE ENCLOSED CONSENT AND RETURN IT IN THE ENCLOSED SELF-ADDRESSED, STAMPED ENVELOPE PROMPTLY.

         If you have any questions about the consent procedure or require assistance, please contact :




678600.8
                                                       -30-

X.  IMPORTANT NOTE

         It is important that Consents be returned promptly. Limited Partners are urged to complete, sign and date the accompanying form of Consent and mail it in the enclosed envelope, which requires no postage if mailed in the United States, so that their vote may be recorded.

_________ ___, 1998

                           NATIONAL PARTNERSHIP INVESTMENTS CORP.


                           By:
                                    Bruce E. Nelson
                                    President





678600.8
                                                       -31-

                                   Century HillCreste Apartment Investors, L.P.
                                              9090 Wilshire Boulevard
                                          Beverly Hills, California 90211

                                            CONSENT OF LIMITED PARTNER

         The  undersigned  hereby  gives  written  notice to Century  HillCreste
Apartment Investors, L.P. (the "Partnership") that, with respect to the transaction by which the Partnership proposes to sell all of its real estate assets to a real estate investment trust (the "REIT") formed by affiliates of the managing general partner of the Partnership or to a subsidiary partnership of the REIT (the "Sale"), the undersigned votes all of his, her or its depository units of limited partnership interest as indicated below:


      / /  For the Sale (including the Amendments)

     / /   Against the Sale

    /  /   Abstain


                           The undersigned acknowledges receipt from NAPICO of the Consent Solicitation Statement dated _________ __, 1998.

Dated:  _____________, 1998                      _______________________________
                                                 Signature
                                                 -------------------------------
                                                 Print Name
                                                 -------------------------------
                                                 Signature (if held jointly)
                                                 -------------------------------
                                                 Print Name
                                                 -------------------------------
                                                 Title

                           Please sign exactly as name appears hereon. When units are held by joint tenants, both should sign. When signing as an attorney, as executor, administrator, trustee or guardian, please give full title of such. If a corporation, please sign name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

     PLEASE RETURN THIS FORM BY 5:00 P.M. (NEW YORK CITY TIME) ON ________ [__], 1998.

         PLEASE MARK, SIGN, DATE AND RETURN THIS CONSENT BY FACSIMILE TO _____ _______ OR BY USING THE ENCLOSED PREPAID ENVELOPE TO THE ADDRESS FIRST
WRITTEN ABOVE, ATTENTION: _______________. IF YOU HAVE ANY QUESTIONS, PLEASE CALL ______________.

         A LIMITED PARTNER SUBMITTING A SIGNED BUT UNMARKED CONSENT WILL BE DEEMED TO HAVE VOTED FOR THE PARTNERSHIP'S PARTICIPATION IN THE SALE.

678600.8



--------------------------------------------------------------------------------
ROBERT A. STANGER & CO., INC.                                  1129 Broad Street
                                                       Shrewsbury, NJ 07702-4314
Financial and Management Consultants                              (908) 389-3600
                                                            FAX:  (908) 389-1751
                                                                  (908) 544-0779
--------------------------------------------------------------------------------


                                 FORM OF OPINION

Century Hillcreste Apartment Investors L.P.
9090 Wilshire Boulevard
Beverly Hills, California  90211

Gentlemen:

         You have advised us that Century Hillcreste Apartment Investors L.P. (the "Partnership), National Partnership Investment Corp., one of the two general partners ("NAPICO") of the Partnership, and Casden Properties and certain of its affiliates ("Casden"), an affiliate of NAPICO, are contemplating a transaction in which the Partnership would sell the Partnership's 315-unit rental apartment complex owned by the Partnership to a newly formed real estate investment trust or its designated affiliate to be organized by Casden [, which in turn will contribute the Property at its cost to a newly formed real estate investment trust (the "REIT") sponsored by an affiliate of Casden,] subject to, among other matters, the requisite approval of the limited partners (the "Limited Partners") of the Partnership (the "Sale").

         You have further advised us that in connection with the proposed Sale the Property will be sold to Casden for $52,500,000 (the "Purchase Price") payable in cash.

         You have requested that Robert A. Stanger & Co., Inc. ("Stanger") provide to the Partnership an opinion as to whether the Purchase Price to be received by the Partnership for the Property in connection with the Sale is fair to the Limited Partners from a financial point of view.

         In the course of our analysis for rendering this opinion, we have, among other things:

         o Reviewed a draft of the consent solicitation statement (the "Consent") related to the Sale in a form the Partnership's management has represented to be substantially the same as will be distributed to the Limited Partners;

         o Reviewed the Partnership's annual reports on form 10-K filed with the Securities and Exchange Commission for the years ended December 31, 1995 and 1996, and the quarterly report on form 10-Q for the period ending September 30, 1997, which the Partnership's management has indicated to be the most current financial statements;

         o Reviewed descriptive information concerning the Property, including location, number of units and unit mix, age, amenities and land acreage;

         o Reviewed summary historical operating statements for the Property for the years ended December 31, 1994, 1995 and 1996 and the ten months ending October 31, 1997;

         o Reviewed the 1997 and 1998 operating budgets for the Property prepared by the Partnership's management;

         o Discussed with management of the Partnership and NAPICO the conditions in the local market for apartment properties; conditions in the market for sale/acquisitions of properties similar to that owned by the Partnership; historical, current and projected operations and performance of the Property; the physical condition of the Property including any deferred maintenance; and other factors influencing value of the Property;

         o        Performed a site visit of the Property

         o Reviewed data and discussed with local sources real estate rental market conditions in the market of the Property, and reviewed available information relating to acquisition criteria for income-producing properties similar to the Property;

         o Reviewed the prices offered for the Property among bids received for the Property during 1996 and 1997; and

         o        Conducted   such  other  studies,   analyses,   inquiries  and
                  investigations as we deemed appropriate.

         In rendering this opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and management reports and data, and all other reports and information that were provided, made available or otherwise communicated to us by the Partnership, Casden, NAPICO and their affiliates, or the management of the Property. We have not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of the Partnership. We have relied upon the representations of the Partnership, Casden, NAPICO and their affiliates and management of the Property concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditure requirements. We have also relied upon the assurance of the Partnership, Casden, NAPICO and their affiliates, and the management of the Property that any pro forma financial statements, projections, budgets, forecasts, capital expenditure estimates, value estimates and other information contained in the Consent or otherwise provided or communicated to us were reasonably prepared on bases consistent with actual historical experience and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the Property or other information reviewed between the date such information was provided and date of this letter; that the Partnership, Casden, NAPICO and their affiliates, and the management of the Property are not aware of any information or facts that would cause the information supplied to us to be incomplete or misleading in any material respect; that the highest and best use of the Property is as improved; and that all calculations and projections were made in accordance with the terms of the Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement").

         We have not been requested to, and therefore did not: (i) select the method of determining the Purchase Price offered to the Partnership in the Sale;
(ii) make any recommendation to the Partnership or its partners with respect to whether to approve or reject the proposed Sale; (iii) express any opinion as to
(a) the tax consequences of the proposed Sale to the Limited Partners, (b) the terms of the Partnership Agreement or the proposed amendments to the Partnership Agreement, or of any agreements or contracts between the Partnership, Casden and any affiliates of NAPICO, (c) NAPICO's business decision to effect the proposed Sale, (d) the adjustments made by NAPICO to the Purchase Price to arrive at net amounts distributable to the partners, including but not limited to, balance sheet adjustments to reflect NAPICO's estimates of the value of other assets and liabilities of the Partnership, and other expenses and fees associated with the proposed Sale, and (e) alternatives to the proposed Sale. We are not expressing any opinion as to the fairness of any terms of the proposed Sale other than the Purchase Price to be received by the Partnership for the Property.

         Our opinion is based on business, economic, real estate and capital market, and other conditions as they existed and could be evaluated as of the date of our analysis and addresses the proposed Sale in the context of information available as of the date of our analysis. Events occurring after that date could affect the assumptions used in preparing the opinion.

         Based upon and the subject to the foregoing, it is our opinion that as of the date of this letter the Purchase Price to be received by the Partnership for the Property in connection with the Sale is fair to the Limited Partners of the Partnership from a financial point of view.


Yours truly,


Robert A. Stanger & Co., Inc.
Shrewsbury, New Jersey
____________, 1998